UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported)
November 5, 2018
CompX International Inc.
(Exact name of registrant as specified in its charter)
Delaware	1-13905	57-0981653
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5430 LBJ Freeway, Suite 1700, Dallas, Texas		75240-2697
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code
(972) 448-1400

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 5, 2018, the registrant filed a Certificate of Retirement with the Secretary of State of the State of Delaware to retire 10,000,000 shares of Class B common stock, par value $.01 per share, of the registrant (the "Class B Common Stock"). Effective July 17, 2018, NL Industries, Inc., which owned all of the 10,000,000 issued and outstanding shares of the Class B Common Stock, converted such shares of Class B Common Stock into 10,000,000 shares of the registrant's Class A common stock, par value $.01 per share ("Class A Common Stock").  The registrant's second amended and restated certificate of incorporation does not permit the reissuance or resale of any of the shares of Class B Common Stock which were converted, and on October 31, 2018, the registrant's board of directors approved the retirement of the 10,000,000 shares of Class B Common Stock.  Effective upon such filing, the Certificate of Retirement amended the registrant's second amended and restated certificate of incorporation to eliminate therefrom all references to the Class B Common Stock.  The registrant's authorized capital stock now consists of 20,000,000 shares of Class A common stock (of which 12,435,557 shares are issued and outstanding) and 1,000 shares of preferred stock (none of which are issued and outstanding).  A copy of the Certificate of Retirement is attached as Exhibit 3.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

	Item No.	Exhibit Index

	3.1	Certificate of Retirement of Class B Common Stock of the registrant

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CompX International Inc.
(Registrant)

By: /s/ Jane Grimm
Date: November 6, 2018	Jane Grimm, Vice President and Secretary